UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14a
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CATALYST BIOSCIENCES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On August 3, 2022, Catalyst Biosciences, Inc. (the “Company”) distributed a letter to its stockholders in connection with the Company’s 2022 annual meeting of stockholders. A copy of the letter can be found below.

 I applaud the Catalyst Board of Directors for its actions in exploring strategic alternatives and for developing the Cash Distribution Plan. I am fully supportive of this Plan, and I call upon JDS1 to drop its proxy contest and litigation so that the Company can make its initial distribution of cash to shareholders. I am pleased to support the Company’s nominees at the Annual Meeting and I look forward to my role as an observer to the Transaction Committee as it works to monetize additional assets and implement the Cash Distribution Plan.”  MICHAEL TOROK  Managing Director, JEC II Associates, LLC (Catalyst’s largest single stockholder)  SUPPORT CATALYST’S CASH DISTRIBUTION PLAN BY VOTING TODAY  If you have any questions, or need assistance in voting your shares, please contact D.F. King & Co., Inc. at (866) 207-2239 or by email at CBIO@dfking.com  Dear Catalyst Biosciences, Inc. Stockholders:  The Catalyst Biosciences, Inc. (“Catalyst” or the “Company”) Annual Meeting of Stockholders (the “Annual Meeting”) is in just a few days, on August 15.  We need your support to ensure that we can expeditiously distribute the Company’s available cash and monetize the Company’s remaining assets. The Company has committed to announcing a record date for a substantial distribution of cash to stockholders as soon as the litigation with JDS1 and the proxy contest are resolved. If the litigation and proxy contest are concluded soon and without much additional expense, the Company expects that initial distribution to be $45 million. We estimate that we will ultimately be able to provide stockholders with as much as $65 million in cash, in one or more distributions.  The Board is asking you to vote today to support Catalyst’s Cash Distribution Plan by voting “FOR” ALL of the Board’s nominees on the enclosed WHITE proxy card. Each of the Company’s nominees was critical in developing our Cash Distribution Plan and remains committed to executing it.  Please read our proxy materials and vote by Internet or phone now.  Every vote is important, no matter how many shares you own.  Thank you for taking the time to vote. Sincerely,  THE CATALYST BIOSCIENCES, INC. BOARD OF DIRECTORS

 Additional Information and Where to Find It  Catalyst Biosciences, Inc. (the “Company”) has ﬁled a deﬁnitive proxy statement, an accompanying WHITE proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2022 annual meeting of stockholders (the “Annual Meeting”). BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO  READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO,  BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the deﬁnitive proxy statement and other documents ﬁled by the Company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, copies will be available at no charge by selecting “Financials & Filings” in the “Investors” tab of the Company’s website at www.catalystbiosciences.com.  Certain Information Regarding Participants  The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. The names of these directors and executive officers and their respective direct and indirect interests, by security holdings or otherwise, in  the Company are set forth in the Company’s deﬁnitive proxy statement ﬁled with the SEC on July 19, 2022.  EVERY VOTE COUNTS!  YOUR VOTE IMPACTS THE FUTURE VALUE OF YOUR INVESTMENT  VOTE THE WHITE PROXY CARD “FOR” ALL  OF CATALYST’S HIGHLY QUALIFIED NOMINEES  To Support the Board’s Cash Distribution Plan